MERGER AGREEMENT
                                       AND
                                 PLAN OF MERGER


      This Merger Agreement and Plan of Merger ("Agreement") is made and entered into as of November 18, 1998 by and between Mission West Properties, a California corporation ("Mission West-California" or "Parent"), and Mission West Properties, Inc., a Maryland corporation ("Mission West-Maryland" or "Surviving Corporation"), (collectively, with Mission West-California, the "Constituent Corporations").

                                    ARTICLE I
                                   THE MERGER

      1.1 EFFECTIVE TIME OF THE MERGER. Mission West-California shall merge with and into Mission West-Maryland (the "Merger") pursuant to Section 1110 of the California General Corporation Law ("CGCL") and Sections 3-101 et seq. of the Maryland General Corporation Law ("MGCL"). The Merger shall become effective upon the filing of the certificate of ownership of Mission West-California, which incorporates this Agreement, with the Secretary of State of the State of California and acceptance for record of Articles of Merger by the State Department of Assessments and Taxation of Maryland ("SDAT") (the "Effective Time of Merger").

      1.2 MERGER AT THE EFFECTIVE TIME. At the Effective Time of the Merger, Mission West-California shall be merged into Mission West-Maryland, and the separate corporate existence of Mission West-California shall cease. Mission West-Maryland shall be the Surviving Corporation.

      1.3 EFFECTS OF THE MERGER.  The Merger shall have the effects set forth in
Section 1107 of the CGCL and Sections 3-114 of the MGCL. As the Surviving Corporation in the Merger, Mission West-Maryland shall succeed, without other transfer, to all the rights and property of Mission West-California and shall be subject to all of the obligations and liabilities of Mission West-California in the same manner as if Mission West-Maryland had incurred them itself.

                                   ARTICLE II
                             APPROVAL OF THE MERGER

      2.1 APPROVAL BY PARENT. The Merger shall be approved by the Board of Directors of Mission West-California in accordance with the provisions of
Section 1110(a) of the CGCL. The Merger shall be approved by the shareholders of Mission West-California as provided in Section 1110(c) of the CGCL.

      2.2 APPROVAL BY SUBSIDIARY. The Merger shall be approved by the Board of Directors of Mission West-Maryland as provided in Sections 3-105 and 3-106 of the MGCL.


                                   ARTICLE III
               ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS AND
                      OFFICERS OF THE SURVIVING CORPORATION

      3.1 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Amendment and Restatement (the "Charter") of Mission West-Maryland, attached hereto as Exhibit A, in effect immediately prior to the Effective Time of the Merger, shall be the Charter of the Surviving Corporation unless and until the Charter is amended as provided by applicable law or as provided in such Charter.

      3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Mission West-Maryland, attached hereto as Exhibit B, in effect immediately prior to the Effective Time of the Merger, shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Charter or Bylaws of the Surviving Corporation.

      3.3 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors of Mission West-California in office immediately prior to the Effective Time of the Merger shall be the officers and directors of the Surviving Corporation unless and until replaced as provided by applicable law, the Charter or the Bylaws of the Surviving Corporation.

                                   ARTICLE IV
                   EFFECT ON OUTSTANDING STOCK; CAPITALIZATION

      4.1 CAPITALIZATION. As of the date hereof, the authorized capital stock of Mission West-California consists of 200,000,000 shares of Common Stock, no par value, of which 100 shares are currently issued and outstanding, and 20,000,000 shares of Preferred Stock, no par value, none of which has been designated as any series and none of which are issued and outstanding. As of the date hereof, the authorized stock of Mission West-Maryland consists of 200,000,000 shares of Common Stock, $0.001 par value per share, of which 100 shares are currently issued and outstanding and 20,000,000 shares of Preferred Stock, $0.001 par value per share, none of which has been designated as any series and none of which are issued and outstanding. Mission West-California owns all of the issued and outstanding shares of Common Stock of Mission West-Maryland.

      4.2 EFFECT ON PARENT STOCK. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations, each share of the issued and outstanding Common Stock of Mission West-California shall be converted into one share of the Common Stock of Mission West-Maryland.

      4.3 EFFECT ON PARENT STOCK OPTIONS. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations, the 5,500,000 shares of Common Stock reserved for issuance under the Mission West-California 1997 Stock Option Plan shall become shares of Common Stock of Mission West-Maryland reserved for issuance under such Plan, and options to purchase 605,000 shares of Common Stock of Mission West-California which have been granted and are outstanding under such Plan shall be exchangeable for options to purchase the same number of shares of Mission West-Maryland Common Stock at the same exercise price per share.

      4.4 EFFECT ON STOCK OF SUBSIDIARY. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations, all of the shares of Common Stock of Mission West-Maryland issued and outstanding immediately before this Effective Time of the Merger shall be canceled. No securities, cash, or other property shall be issued to Mission West-California as the holder of all of the outstanding shares of Mission West-Maryland Common Stock.

                                    ARTICLE V
                               GENERAL PROVISIONS

      5.1 GOVERNING LAW. This Agreement shall be governed by and effected in accordance with the laws of the State of California.

      5.2 ENTIRE AGREEMENT.  This Agreement  constitutes the entire agreement of
the  parties   with  respect  to  the  Merger  and   supersedes   all  prior  or
contemporaneous agreements.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                               MISSION WEST PROPERTIES,
                               a California corporation

                                     /s/ Carl E. Berg
                               By:________________________________
                                    Carl E. Berg, President
                                    and Chief Executive Officer

                                    /s/ Bradley A. Perkins
                               By:________________________________
                                    Bradley A. Perkins, Secretary



                               MISSION WEST PROPERTIES, INC.
                               a Maryland corporation

                                     /s/ Carl E. Berg
                               By:___________________________(SEAL)

                                    Carl E. Berg, President
                                    and Chief Executive Officer

                                        /s/ Bradley A. Perkins
                               Attest:______________________________
                                    Bradley A. Perkins, Secretary